UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2009

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6725 Mesa Ridge Road, Suite 100, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") approved base salary increases for 2009 (retroactive to January 1, 2009) for the Company’s remaining employees, who are also named executive officers (as identified in the Company’s proxy statement relating to the Company’s 2009 annual meeting of stockholders) (the "NEOs"), approved stock option awards under the Company’s 2008 Omnibus Incentive Plan (the "Plan") for the NEOs, adopted an incentive plan for the remainder of 2009 (including target awards for the NEOs and corporate performance goals) and adopted a retention and severance plan.

The following table sets forth the existing base salary for each of the NEOs, which have been in effect since January 1, 2008, the base salary for each of the NEOs for 2009 and the number of shares underlying the options granted to the NEOs:

Name/Title/Existing Salary/2009 Base Salary/No. of Shares Underlying Option Award

Brian M. Culley/Chief Business Officer and Senior Vice President/$262,500/$315,000/1,700,000

Patrick L. Keran/General Counsel, Secretary and Vice President, Legal/$231,000/289,000/1,700,000

Each of the stock options granted to the NEOs has an exercise price of $0.13 per share, which was the closing price of the Company’s common stock on July 21, 2009 (the "Grant Date"), and vests and becomes exercisable as to 25% of the shares underlying each stock option on each of January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013, with each vesting event subject to the respective NEO’s continuous service (as defined in the Plan). However, in the event the NEO ceases to provide services to the Company as an employee by reason of an "involuntary termination" (as defined below), exercisability of the then-vested portion of the applicable stock option shall be extended such that the option shall be exercisable for a period of 12 months from the date of such involuntary termination. In addition, the vesting and/or exercisability of each option will accelerate or be extended under certain circumstances, including, (i) in the event of a change in control (as defined in the Plan), acceleration with respect to fifty percent of the then unvested shares on the day prior to the date of the change in control and, subject to the respective NEO’s continuous service, with respect to the remaining fifty percent of the then unvested shares on the one year anniversary of the date of the change in control, (ii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the option, acceleration in full on the day prior to the date of the change in control if the NEO is then providing services or was the subject an involuntary termination in connection with, related to or in contemplation of the change in control and exercisability for a period of 24 months from the date of such involuntary termination, and (iii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the option, and in the event of an involuntary termination of the NEO within 12 months following the date of the change in control, acceleration in full and exercisability for a period of 24 months from the date of such involuntary termination.

Pursuant to the incentive plan for the remainder of 2009 adopted by the Committee (the "2009 Mid-Year Incentive Plan"), the NEOs are eligible for incentive awards based upon the achievement of corporate performance objectives in effect at the end of 2009. Awards under the 2009 Mid-Year Incentive Plan generally will be paid in cash; however, the Committee has discretion to determine the composition of each award. The potential award of each of the NEOs will be based 100% on the Company’s achievement of corporate objectives and the target award amount for each NEO is $150,000. The target amount of each award may be increased or decreased by multiplying the NEO’s target amount by a corporate performance multiplier, as will be determined by the Committee in the first quarter of 2010. Award multipliers will range from zero to 1.5. Payment of any awards under the 2009 Mid-Year Incentive Plan will be made after December 31, 2009 and on or before March 14, 2010. If an NEO’s employment with the Company terminates prior to payment of an award, it will be at the sole discretion of the Committee whether or not any award payment is made to that NEO.

The corporate performance goals under the 2009 Mid-Year Incentive Plan were set by the Committee based on recommendations from the NEOs and reflect the Committee’s assessment, as of July 21, 2009, of near-term corporate objectives that will enhance stockholder value. As of July 21, 2009, the corporate performance objectives consisted of four equally-weighted goals involving the successful completion of bioequivalence data analysis, acceptance of regulatory documents by the U.S. Food and Drug Administration, acceptance by the NYSE Amex of a plan to regain compliance with applicable listing criteria and maintenance of specified levels of working capital at December 31, 2009.

Under the 2009 Mid-Year Incentive Plan, if a corporate objective becomes irrelevant or undesirable or if a strategic change or other event affects the objective, the Committee, after considering the recommendations of the NEOs, may adjust the weighting of all objectives, substitute a new objective, eliminate the affected objective, take no action or effect any combination of the foregoing. In addition, subject to contractual obligations, the Committee has absolute discretion to abolish the 2009 Mid-Year Incentive Plan at any time or to alter any terms and conditions under which incentive awards will be paid, with or without cause and with or without prior notice.

Under the retention and incentive plan (the "Retention Plan"), if an NEO’s employment with the Company terminates at any time as a result of an "involuntary termination" (as defined below), and such NEO delivers and does not revoke a general release of claims, which will also confirm any post-termination obligations and/or restrictions applicable to such NEO (the "Release"), such NEO will be entitled to the following severance benefits: (i) an amount equal to twelve (12) months of such NEO’s then-current base salary, less applicable withholdings and (ii) an amount equal to the estimated cost of continuing such NEO’s health care coverage and the coverage of such NEO’s dependents who are covered at the time of the involuntary termination under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period equal to twelve (12) months. The foregoing severance benefits will be paid in a lump-sum on the date the Release becomes effective.

For purposes of the stock option awards and the Retention Plan, "involuntary termination" means (i) without the NEO’s express written consent, a Board action or external events causing or immediately portending a material reduction or alteration of the NEO’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or the removal of the NEO from such position, duties or responsibilities; provided, however, that an "Involuntary Termination" shall not be deemed to occur (A) with respect to Brian M. Culley, if Mr. Culley remains the head of and most senior individual within the Company’s (or its successor’s) business development function and (B) with respect to Patrick L. Keran, if Mr. Keran remains the head of and most senior individual within the Company’s (or its successor’s) legal function; (ii) without the NEO’s express written consent, a material reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) without the NEO’s express written consent, the relocation of the NEO’s principal place of employment with the Company by more than fifty (50) miles; (iv) any termination of the NEO by the Company without "cause" (as defined below); or (vi) with respect to the Retention Plan only, a material breach of the Retention Plan, including, but not limited to the failure of the Company to obtain the assumption of the Retention Plan by any successors as contemplated in the Retention Plan. For purposes of the stock option awards and the Retention Plan, "cause" means (i) any act of personal dishonesty taken by the NEO in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the NEO; (ii) the NEO’s conviction of a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (iii) a willful act by the NEO that constitutes misconduct and is materially injurious to the Company, or (iv) continued willful violations by the NEO of the NEO’s obligations to the Company after there has been delivered to the NEO a written demand for performance from the Company that describes the basis for the Company’s belief that the NEO has not substantially performed his or her duties.

The descriptions of the provisions of the terms and conditions of the stock option awards, the 2009 Mid-Year Incentive Plan and the Retention Plan set forth above do not purport to be complete and are qualified in their entirety by reference to the form of Incentive Stock Option Grant Agreement with Mr. Culley, the form of Incentive Stock Option Grant Agreement with Mr. Keran, the 2009 Mid-Year Incentive Plan and the Retention Plan, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

In connection with the adoption of the compensation arrangements described above, the Company and each NEO agreed to terminate (i) those certain Retention and Incentive Agreements between the Company and each NEO, dated January 30, 2009, which provided for certain severance benefits in the event of an involuntary termination of employment before September 30, 2009 and (ii) the restricted stock units that were granted to each NEO on January 28, 2009, which units were to vest immediately prior to a strategic transaction (as defined in the relevant notice of grant).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

July 22, 2009	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: Vice President, Legal

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Exhibit Index

Exhibit No.	Description

10.1	Form of Incentive Stock Option Grant Agreement for use in connection with July 2009 option grant to Brian M. Culley
10.2	Form of Incentive Stock Option Grant Agreement for use in connection with July 2009 option grant to Patrick L. Keran
10.3	2009 Mid-Year Incentive Plan
10.4	Retention and Severance Plan (as of July 21, 2009)